Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CLASS A COMMON SHARES CUSIP 14171W 10 3 THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON SHARES, $0.0001 VALUE PER SHARE, OF CareMax, Inc. transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the state of Delaware and to the Memorandun and Articles of Association of the Corporation, as now or as hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent. CHIEF EXECUTIVE OFFICER TREASURER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
TTEE - trustee under Agreement dated _________

UNIF GIFT MIN ACT_______Custodian__________
(Cust) (Minor)
under Uniform Gifts to Minors Act_______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received,_________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER INDENTIFYING NUMBER OF ASSIGNEE

[ ] ____

____

____

____ Shares

of the class A common share stock represented by this certificate and do hereby irrevocably constitutes and appoint____

____,
Attorney, to transfer the said share stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED____________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsover.

SIGNATURE GUARANTEED:

THE SINGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.